Exhibit 99.1

IMAC Holdings Reports First Quarter 2020 Financial Results,

Including 19% Growth of Patient Services Revenue Compared to 2019

BRENTWOOD, Tenn, May 14, 2020 (GLOBE NEWSWIRE) — IMAC Holdings, Inc. (IMAC) (“IMAC” or the “Company”), a provider of Innovative Medical Advancements and Care, specializing in regenerative rehabilitation orthopedic treatments without the use of surgery or opioids, today announces first quarter financial results ending March 31, 2020.

Financial and Select Corporate Highlights from Q1 2020 (all comparisons are with IMAC for the year quarter ending March 31, 2019 unless otherwise indicated):

●	Patient service revenues increased 19% to $3.3 million for the three months ended March 31, 2020, compared to $2.8 million for the three months ended March 31, 2019.

●	Visits to clinics increased 2% to 31,603 for the three months ended March 31, 2020 compared to 30,824 during the three months ended March 31, 2019.

●	Net Revenue per visit increased from $89.86 per visit to $109.54 per visit from March 31, 2019 to March 31, 2020, respectively.

●	IMAC implemented a new telehealth option to allow active care patients direct and consistent communications with IMAC medical professionals even while observing “shelter in place” status.

●	The U.S. Department of Labor (DOL) has named IMAC Regeneration Centers as an approved provider of medical treatment, physical therapy and chiropractic services for their Office of Workers’ Compensation Programs (OWCP).

●	The company further expanded geographic reach with its first clinic operation in Florida with the purchase of Chiropractic Health of Southwest Florida, Inc. in Bonita Springs.

●	IMAC appointed Gerald M. Hayden, Jr. to its Board of Directors.

“Despite the challenges of COVID-19, IMAC continued to serve clients and execute on its business plan. Earlier in the year we announced the initiation of our telehealth option, just as the ‘shelter in place’ orders began. Since then, we have logged over 1,000 telehealth appointments to supplement lost service days,” said Jeff Ervin, IMAC Holdings chief executive officer. “Based on the gradual flattening of the curve and the easing of temporary government restrictions where IMAC Regeneration Centers are located, all of our facilities have reopened to full operation as of May 4, 2020. In addition, the response to our membership program launched in January has been impressive, with nearly 500 active membership plans at the end of the quarter.”

Results of Operations for the Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

Patient service revenues increased 19% to $3.3 million for the three months ended March 31, 2020, compared to $2.8 million for the three months ended March 31, 2019. These increases were primarily due to the 2019 acquisitions of ISDI Holdings II and PHR Holdings.

Net cash provided by financing activities during the three months ended March 31, 2020 was $2.3 million, including proceeds from notes payable, net of related fees, which totaled $1.2 million and proceeds from the issuance of common stock of $1.4 million. Net cash provided by financing activities during the three months ended March 31, 2019 was $3.8 million, including proceeds from our initial public offering, net of related fees.

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Regeneration Centers combine life science advancements with traditional medical care for movement-restricting diseases and conditions. It owns or manages 14 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening two Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, one Tony Delk IMAC Regeneration Center, and three IMAC Regeneration Centers sponsored by Mike Ditka. IMAC’s outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries without surgery or opioids.

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com

IMAC Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investors:

Bret Shapiro

(516) 222-2560

brets@coreir.com

[Financial Tables Follow]

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$1,281,940	$373,689
Accounts receivable, net	1,421,131	1,258,325
Deferred compensation, current portion	265,677	312,258
Other assets	572,559	633,303
Total current assets	3,541,307	2,577,575

Property and equipment, net	3,530,767	3,692,009

Other assets:
Goodwill	2,040,696	2,040,696
Intangible assets, net	7,072,302	7,169,072
Deferred equity costs	143,655	170,274
Deferred compensation, net of current portion	422,544	549,563
Security deposits	551,284	499,488
Right of use asset	3,800,997	3,719,401
Total other assets	14,031,478	14,148,494

Total assets	$21,103,552	$20,418,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,278,967	$2,909,666
Patient deposits	292,475	189,691
Notes payable, current portion, net of deferred loan costs	4,089,567	1,422,554
Finance lease obligation, current portion	17,662	17,473
Line of credit	79,961	79,961
Liability to issue common stock, current portion	501,844	421,044
Operating lease liability, current portion	1,024,491	1,025,247
Total current liabilities	9,284,967	6,065,636

Long-term liabilities:
Notes payable, net of current portion	320,352	2,109,065
Finance lease obligation, net of current portion	62,078	66,565
Liability to issue common stock, net of current portion	417,266	578,866
Operating lease liability, net of current portion	3,691,169	3,660,654
Other non-current liabilities	45,000	-

Total liabilities	13,820,832	12,480,786

Stockholders’ equity:
Preferred stock - $0.001 par value, 5,000,000 authorized, nil issued and outstanding at March 31, 2020 and December 31, 2019	-	-
Common stock - $0.001 par value, 30,000,000 authorized, 10,009,098 and 8,913,258 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	10,003	8,907
Additional paid-in capital	21,465,115	20,050,634
Accumulated deficit	(11,775,595)	(10,042,050)
Non-controlling interest	(2,416,803)	(2,080,199)
Total stockholders’ equity	7,282,720	7,937,292

Total liabilities and stockholders’ equity	$21,103,552	$20,418,078

IMAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Patient revenues, net	$3,309,069	$2,769,828

Management fees	12,487	-
Total revenue	3,321,556	2,769,828

Operating expenses:
Patient expenses	379,817	436,129
Salaries and benefits	2,926,150	2,064,623
Share-based compensation	81,084	3,749
Advertising and marketing	241,817	347,016
General and administrative	1,236,138	977,369
Depreciation and amortization	450,495	285,567
Total operating expenses	5,315,501	4,114,453

Operating loss	(1,993,945)	(1,344,625)

Other expenses:
Other expenses	-	(15,955)
Beneficial conversion interest expense	-	(639,159)
Interest expense	(76,204)	(30,671)
Total other expenses	(76,204)	(685,785)

Net loss before income taxes	(2,070,149)	(2,030,410)

Income taxes	-	-

Net loss	(2,070,149)	(2,030,410)

Net loss attributable to the non-controlling interest	336,604	431,223

Net loss attributable to IMAC Holdings, Inc.	$(1,733,545)	$(1,599,187)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.18)	$(0.27)

Weighted average common shares outstanding
Basic and diluted	9,611,252	5,919,856

IMAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited)

	Common Stock		Additional	Non-
	Number of Shares	Par	Paid-In- Capital	Controlling Interest	Accumulated Deficit	Total

Balance, December 31, 2018	4,553,623	$4,534	$1,233,966	$(1,625,840)	$(3,544,820)	(3,932,160)
Common stock issued for initial public offering proceeds, net of related fees	850,000	850	3,503,314			3,504,164
Issuance of common stock in connection with convertible notes	449,217	449	2,245,636			2,246,085
Issuance of common stock in connection with acquisitions	1,410,183	1,410	7,247,798			7,249,208
Exercise of warrants	9,900	10	49,490			49,500
Net loss				(431,223)	(1,599,187)	(2,030,410)
Balance, March 31, 2019	7,252,923	$7,253	$14,280,204	$(2,057,063)	$(5,144,007)	$7,086,387

	Common Stock		Additional	Non-
	Number of Shares	Par	Paid-In- Capital	Controlling Interest	Accumulated Deficit	Total

Balance, December 31, 2019	8,913,258	$8,907	$20,050,634	$(2,080,199)	$(10,042,050)	7,937,292
Issuance of common stock	1,095,840	1,096	1,376,122			1,377,218
Issuance of employee stock options			38,359			38,359
Net loss				(336,604)	(1,733,545)	(2,070,149)
Balance, March 31, 2020	10,009,098	$10,003	$21,465,115	$(2,416,803)	$(11,775,595)	$7,282,720

IMAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(2,070,149)	$(2,030,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	450,495	285,567
Beneficial conversion interest expense	-	639,159
Share based compensation	81,084	-
Deferred rent	-	(12,969)
(Increase) decrease in operating assets:
Accounts receivable, net	(141,966)	(361,450)
Other assets	64,120	(230,796)
Security deposits	(51,796)	(3,310)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	408,221	361,428
Patient deposits	102,784	485,392
Lease incentive obligation	-	(26,759)
Net cash used in operating activities	(1,157,207)	(894,149)

Cash flows from investing activities:
Purchase of property and equipment	(7,243)	(42,426)
Acquisition of IMAC Florida (Note 7)	(200,000)	-
Net cash used in investing activities	(207,243)	(42,426)

Cash flows from financing activities:
Proceeds from initial public offering, net of related fees	-	3,839,482
Proceeds from warrants exercised	-	49,500
Proceeds from issuance of common stock	1,403,837	-
Proceeds from notes payable	1,200,000	100,000
Payments on notes payable	(256,838)	(27,053)
Payments of debt issuance costs	(70,000)	-
Payments on line of credit	-	(150,000)
Payments on finance lease obligation	(4,298)	(4,118)
Net cash provided by financing activities	2,272,701	3,807,811

Net increase in cash	908,251	2,871,237

Cash, beginning of period	373,689	194,316

Cash, end of period	$1,281,940	$3,065,553

Supplemental cash flow information:
Interest paid	$27,412	$30,671
Non cash financing and investing:
Debt discount notes payable	$115,000	$-